UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b)
     On November 20, 2006, Trident Microsystems, Inc. (the “Company”) announced that Mr. Frank C. Lin has resigned as Chief Executive Officer and an employee of the Company, and as a member and Chairman of the Board of Directors, effective November 15, 2006. Mr. Lin founded the Company and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since July 1987.
     The Board of Directors intends to institute a search for a new Chief Executive Officer under the direction of the Acting CEO. In the interim and for the purpose of business continuity, the Board has authorized the Acting Chief Executive Officer to engage the services of Mr. Lin as a consultant to assist the Company with the transition of responsibilities after which Mr. Lin intends to retire. It is expected that the consultancy of Mr. Lin shall include assistance with respect to key customer and supplier relationships.
     (c)
     On November 14, 2006, the Board of Directors appointed Mr. Glen M. Antle to succeed Mr. Lin as Acting Chief Executive Officer, with the appointment effective upon Mr. Lin’s resignation, which occurred on November 15, 2006. The Board also appointed Mr. Antle as Chairman of the Board, effective November 14, 2006.
     Mr. Antle has served as a director of the Company since July 1992. From July 1996 to August 1997, Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries, and from

February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle served as Chairman of the Board of Directors of Quickturn from June 1993 to June 1999. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as its Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988. Mr. Antle is also a director of Semtech, a semiconductor corporation. Mr. Antle will initially serve as Acting Chief Executive Officer without compensation.
     A copy of the Company’s news release issued on November 20, 2006 in connection with the foregoing, is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.
Item 8.01 Other Events.
     Remedial Measures.
     Also in connection with the Special Committee’s preliminary report regarding the Company’s historical stock option practices, the Board of Directors adopted the following interim remedial measures, in addition to those actions described in Item 5.02 above.
     Adoption of Policies Regarding the Grant of Stock or Options and Stock Option Administration. The Company will revise its processes for administering employee stock options, placing administration of such functions under the Finance Department, and limiting authority to grant stock options
     In addition, the Company will review, strengthen and adopt best practices in a number of other corporate areas, including:
     Review of Finance Function Review, Enhance Controls and Adopt Best Practices. The Board determined to conduct a review of existing internal controls and evaluate further improvements that might be made to internal controls. In addition, the Company will begin a search to retain additional finance personnel.
     Legal and Human Resources. The Company will improve the Company’s capability in the area of legal and human resources by retaining more senior human resources assistance and creating an in-house legal function within the Company.
     Review of Governance Practices. The Board of Directors will implement a review of the Company’s corporate governance practices, and adopt best practices to enhance the Board’s ability to carry out its responsibilities.
     Separation of Roles of Chairman and CEO. The Board has adopted a policy that the positions of the Chairman of the Board and the Chief Executive Officer of the Company be held by different individuals, to be implemented when a permanent CEO is retained.
     The Board will continue to review and implement other remedial measures as necessary, including additional personnel actions that may result from conclusions reached as a result of the completion of the investigation by the Special Committee. In that regard, a non-executive employee who reported to Frank Lin has also resigned.
     Update on Restatement of Financial Statements.
     As previously disclosed in a report on Form 8-K filed on October 25, 2006, the Company has determined that previously issued financial statements should no longer be relied upon. On November 20, 2006, the Company announced an update regarding the on-going internal investigation of the Company’s historical stock option practices being conducted by a Special Committee of the Company’s Board of Directors.
     While the investigation is not yet complete, on November 14, 2006 the Special Committee provided a preliminary report to the Board of Directors. The Special Committee found that the Company previously used incorrect measurement dates when accounting for stock option grants made to new hires, existing employees and officers.
     The Company will restate its financial statements to correct the accounting for its historical stock option grants. Based on the preliminary results of the Special Committee’s investigation, the Company currently expects to record non-cash charges for stock based compensation expense in a range of approximately $40 million to $50 million, which the Company expects to recognize in periods between 1994 and 2006. The determination of the actual charge is subject to completion of the investigation and the Company’s preparation of its financial statements. The final compensation expense could exceed the current estimate.
     As a result of the preliminary report of the Special Committee, the Board of Directors has concluded that the Company’s historical annual and interim financial statements for the periods from the beginning of fiscal year 1994 to date should no longer be relied upon.
     The Company’s filing of its Form 10-K for the year ended June 30, 2006 and its Form 10-Q for the first fiscal quarter of 2007 ended September 30, 2006 have been delayed pending the completion of a review of its stock option practices being conducted by a Special Committee of its Board of Directors. At this time, the Special Committee has not completed its review but is expected to do so shortly. The Company will not be in a position to file its 2006 Form 10-K and its first quarter 2007 Form 10-Q until (1) the Special Committee has concluded its investigation and given a final report to the Company’s Board of Directors and (2) the Company’s Board of Directors and its external auditors review the results of the investigation, finalize the necessary adjustments, prepare the restated financial statements and perform any additional audit or other review procedures. Once that review and those procedures are complete, the Company will be in a position to file its Annual Report on Form 10-K for fiscal 2006 as well as its Form 10-Q for the quarter ended September 30, 2006. Because of the review procedures that are currently anticipated, the Company expects the process to extend past the time frame in which the Company’s second fiscal quarter ended December 31, 2006 might ordinarily be reported. The Company anticipates that it will continue reporting abbreviated financial results via press releases and communicating with investors via conference calls.
     A copy of the Company’s news release issued on November 20, 2006 in connection with the foregoing, is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description

Exhibit 99.1	Press release, dated November 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2006

TRIDENT MICROSYSTEMS, INC.
/s/ Glen M. Antle
Glen M. Antle
Acting Chief Executive Officer

Exhibit Index

Exhibit
No.	Description

Exhibit 99.1	Press release, dated November 20, 2006.